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                                                                   EXHIBIT 10.15

                        American Film Technologies, Inc.
                           4105 Sorrento Valley Blvd.
                               San Diego, CA 92121

                                 April 22, 1997

Personal and Confidential

Mr. Harvey S. Finkel
Consultant
20th Century Fox
2121 Avenue of the Stars
4th Floor
Los Angeles, CA 90067

           Re: American Film Technologies, Inc. ("AFT")-
           Consulting Agreement (the "Agreement")

Dear Harvey:

      This will confirm our understanding that subject to the terms and conditions, set forth below, the Company has offered to you (the "Consultant") and Consultant have agreed to accept and to serve as a consultant to the Company on a part time non-exclusive basis as its Executive Vice President, Chief Financial Officer and Chief Accounting Officer:

      (i) Consulting Services: Consultant's services shall be rendered on an as-needed basis as requested by the Company and shall be such duties and responsibilities shall be subject to the direction and supervision of the Company's Chief Executive Officer ("CEO") and/or the Board of Directors. Such duties shall be consistent with:

           A. those functions typically associated with the positions of the Chief Financial officer and Chief Accounting Officer. Without limiting the generality of the foregoing, Consultant's duties shall include, but not be limited to, the preparation and review of financial statements and Securities and Exchange Commission reports); and

           B. such additional services as may be necessary to assist the CEO in the Company's financing activities and in discussions with potential strategic or financial partners.

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For the purposes of this Agreement the services set forth in a. and above shall hereinafter be referred to as the "Consulting Services". Consultant may render these services from consultant's existing offices or such other place as consultant deems appropriate in the Los Angeles metropolitan area. Notwithstanding the foregoing, the parties hereto recognize that Consultant may be required from time to time to travel outside of Los Angeles to the Company's offices and/or facilities in San Diego and Tijuana or to other locations. In the event travel the consultant is required the Company agrees to give Consultant such prior notice as may be practicable and to schedule such travel if possible at a mutually convenient time.

      (ii) Term: The term of this Agreement shall commence upon Board Approval, as hereinafter defined, and shall terminate upon the first to occur (the "Expiration Date") of either: a) written termination by the Company for any reason, with or without cause; or b) July 31, 1997. Except for the Compensation, Expenses and Indemnification required pursuant to this Agreement the Company shall have no further obligations to Consultant in the event it elects to terminate Consultant's Consulting Services at any time prior to July 31,1997.

      (iii)Compensation: In consideration for entering into this Agreement and performing the Consulting Services, the Consultant and the Company agree, that Consultant's sole compensation shall be the grant of additional stock options to purchase Two Hundred Thousand (200,000) shares of the Company's common stock, at $.O5 per share, which options shall be immediately vested and shall have a five year term, pursuant to the terms of Stock Option Agreement, a form of which is attached hereto as "Exhibit "A".

      (iv) Expenses: Consultant shall be entitled to prompt reimbursement for all reasonable out of packet expenses incurred by Consultant in the performance of Consultant's Consulting Services hereunder upon submission of appropriate voucher, receipts or other reasonable substantiation thereof, including but not limit to travel, hotel, entertainment, telephone, postage, photocopying and other expenses.

      (v) Independent Contractor. Consultant shall, at all times, render the Consulting Services pursuant to this Agreement as an independent contractor and not as an employee, agent or servant of the Company, nor shall Consultant be deemed, by reason of this Agreement or the services performed pursuant hereto, to be an employee of the Company for purposes of withholding, employee payroll taxes, contributions pensions or otherwise.

      (vi) No Benefits: Except as expressly set forth herein, Consultant shall not as a result of the Consultant Services to be rendered by him pursuant to this Agreement, be eligible to receive and/or participate in the any of the employee benefits available to employees of the Company, including, without limitation, health or life insurance or benefits, vacation pay, severance pay or bonus pools.

      (vii) Confidentiality and Proprietary Information: Consultant agrees that:


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           A. Consultant shall not at any time (during or after the term of this
Agreement) disclose or use, except in pursuit of the business of the company permission, any Proprietary Information of the Company acquired during the term of this Agreement. For purposes of this Agreement the phrase "Proprietary Information" means all information which is known or intended to be known only to Consultant or employees or directors of the Company, any document, record or other information of the Company or others in a confidential relationship with the Company which relates to specific business matters ouch as patents, patent applications, trade secrets, secret processes, proprietary knowhow, information of the Company's business, and identity of suppliers or customers or accounting procedures of the Company. Consultant agree not to remove from the premises of the Company except in the pursuit of business of the Company any document, record or other information of the Company. Consultant recognize that all such documents, records or other information, whether developed by Consultant or by someone else for the Company are the exclusive, property of the Company; and

           B. The sale or unauthorized use or disclosure of any Proprietary Information by any means whatsoever and any time before, during or after Consultant's provision of services to the Company shall constitute Unfair Competition. Consultant agree that Consultant shall not engage in Unfair Competition either during the time Consultant are engaged as an independent contractor by the Company or at any time thereafter.

      (viii) Board Approval: The Company's obligations hereunder are subject to and conditioned upon the Company's Board of Directors approving this Agreement, authorizing the grant of the Options and the share of the Company's common stock issuable in connection with the exercise thereof and the election of Consultant as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company on or before April 21, 1997 (the "Board Approval").

      (ix) Non-Exclusive Agreement, Consultant's Obligations to Fox, Inc.: The parties to this Agreement agree that Consultant's Consulting Services rendered hereby shall be of a non-exclusive nature and nothing contained herein shall prohibit Consultant from engaging in any other business enterprise. In addition to the foregoing, the parties hereto acknowledge and agree that the consulting Services which Consultant render to the Company may not violate the satisfaction of Consultant's existing consulting obligations and responsibilities to Fox, Inc. or any of its subsidiary or affiliated entities.

      (x) Severability: In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. The parties agree that there is separate



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consideration for each provision of this Agreement and that all of the provisions of this Agreement are severable.

      (xi) Entire Agreement: This Agreement is intended to set forth the entire agreement regarding Consultant's position as an independent contractor with the Company and cannot be changed or terminated orally. This Agreement supersedes all prior negotiations or agreements, whether oral or written, regarding the terms and conditions of consultant's position as an independent contractor with the company (including but in no way limited to compensation and duration).

      (xii) No Waiver: No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.

      (xiii) Governing Law: This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the conflicts of laws principles thereof with respect to contracts wholly-negotiated and to be performed in the Sate of California.

      (xiv) Non-Availability by Consultant: This Agreement, and Consultant's rights and obligations hereunder, may not be assigned by Consultant. The Company may assign its rights, together with its obligations, hereunder to any affiliate, provided that the obligations of the Company hereunder shall be binding on its successors or assigns.

      If this Agreement sets forth the terms of your understanding with the Company regarding the subject matter hereof, please execute two copies of this Agreement and return one fully-executed copy to the Company.

                               Sincerely,

                               American Film Technologies, Inc.

                               By:  /s/  GERALD M. WETZLER
                                    --------------------------------------------
                                    Gerald M. Wetzler
                                    Chief Executive Officer

Agreed to on this __ day
of April, 1997

/s/  Harvey S. Finkel
-------------------------------
Harvey S. Finkel



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